Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com

Zoetis Announces Appointment of Robert J. Polzer, PhD,

as President of Research & Development for World Leader in Animal Health

Dr. Catherine Knupp Culminates Remarkable Career of Advancing Animal Care with Breakthrough New Products and Continuous Innovations

PARSIPPANY, NJ – Oct. 18, 2021 – Zoetis Inc. (NYSE:ZTS) today announced the appointment of Robert J. Polzer, PhD, as Executive Vice President and President of Research & Development for the company, effective Jan. 1, 2022. Polzer currently serves as Senior Vice President of Global Therapeutics for Zoetis and joined the company in 2015 after spending more than 20 years in R&D leadership roles at Pfizer. Polzer will become a member of the Zoetis Executive team and report to Chief Executive Officer Kristin Peck.

Polzer will succeed current EVP and President of R&D, Dr. Catherine Knupp, DVM, MS, who will remain head of R&D through the end of the year. Knupp plans to retire after a remarkable career of building the organizational talent and capabilities that have made Zoetis the innovative leader in animal health.

Innovation Leadership

Zoetis holds the position as the most productive R&D organization in the animal health industry, introducing more than 1,100 new products and lifecycle innovations over the last five years. Zoetis’ R&D investment strategy and approach has enabled it to build a diverse and durable portfolio across the continuum of animal care – from prediction and prevention to detection and treatment. Based on its track record of innovation, Zoetis has one-third of the industry’s largest blockbuster product lines and has a rich pipeline of future innovations.

“Zoetis – and the animal health industry — owe Cathy Knupp a huge debt of gratitude for the way she has influenced innovation in animal health and veterinary care during her tenure at Zoetis and Pfizer Animal Health,” said Zoetis CEO Kristin Peck. “Cathy’s vision for R&D has always been driven by finding the right marriage of impactful science, unmet customer needs and business strategy. That combination — and the talented scientists she brought together at Zoetis — have led to amazing scientific breakthroughs in dermatology, parasiticides, vaccines and monoclonal antibodies, which have truly advanced animal care.”

“Since joining Zoetis, Rob has shown the business mindset, scientific rigor and leadership qualities to shape the future of innovation at Zoetis,” said Zoetis CEO Kristin Peck. “He is a forward-thinking researcher with experience in new areas of animal health like monoclonal antibodies and immunotherapies. He has forged exciting new research collaborations and is a respected leader across our global R&D community and beyond. I am confident Rob will continue discovering, developing and delivering an exciting pipeline of new products and continuous innovations across our diverse portfolio.”

In this role, Polzer will have responsibility for the company’s global R&D organization and regulatory affairs, overseeing the company’s discovery and development pipeline across a diverse set of therapeutic areas, including medicines, vaccines and genetics as well as diagnostics and biodevices for use in animal health.

About Robert J. Polzer

Polzer has built a career around biotech innovations and pharmacokinetics in human and animal health, and he has been pivotal in looking at how animal health can translate scientific innovations from human health – like monoclonal antibodies and immunotherapies – into breakthrough advances for treating pets and livestock.

At Zoetis, Polzer has played a key role in the discovery and development of many of the company’s recent innovations, including its monoclonal antibody platforms across species and therapeutic areas and its growing portfolio of companion animal parasiticides. While further developing Zoetis internal R&D capabilities and teams, Polzer has also played a key role in fostering external collaborations with institutions like Colorado State University, which is developing new immunotherapies that could pave the way for alternatives to antibiotics in food-producing animals, and Regeneron, which is exploring the connections between animal and human health.

Polzer graduated from Muhlenberg College in 1989 with a bachelor’s degree in Chemistry and German Literature, and then completed his Ph.D. in Medicinal Chemistry at Purdue University in 1993. He then began his career as a research scientist at Pfizer, where he specialized in research to predict drug metabolism by the human body. Polzer eventually became Head of Worldwide Pharmacokinetics, Dynamics and Metabolism at Pfizer before joining Zoetis at its global R&D headquarters in Kalamazoo, MI, in 2015.

About Catherine Knupp

Knupp was part of the original executive team when Zoetis was established in 2013 and has served as EVP and President of Research and Development since then. She led the establishment of the new company’s global R&D organization and will serve as an advisor on the R&D leadership transition through Feb. 28, 2022. Before joining Zoetis, Knupp served as Vice President of Veterinary Medicine, Research & Development for Pfizer Animal Health for eight years, beginning in 2005. She joined Pfizer Global Research and Development in 2001 as an executive director in Pharmacokinetics, Dynamics and Metabolism in Ann Arbor, MI. Earlier in her career, she held human health research leadership roles at Bristol Myers-Squibb for 14 years.

Under her leadership at Zoetis, the company has achieved many groundbreaking achievements for R&D in Animal Health and built one of the most diverse and competitive portfolios in the industry. The company’s breakthrough products in dermatology, Apoquel® and Cytopoint®, have revolutionized the standard of care for dogs and grown the entire product category to unforeseen levels. Zoetis has also been the first company to bring monoclonal antibodies (mAbs) to animal health with mAb platforms that treat dermatology (Cytopoint) and osteoarthritis pain (Librela® and Solensia®). Based on its sarolaner compound, Zoetis has introduced important advances in parasiticides for dogs and cats (Simparica®, Simparica Trio™, Stronghold® Plus, Revolution® Plus) and built a growing portfolio in this highly competitive market.

Knupp has always been an advocate for the role Zoetis plays in protecting the world from emerging infectious diseases in animal populations that can have very harmful effects on our food supply and human lives. The company’s leadership has recently been demonstrated in the development and donation of COVID-19 animal vaccines to zoos, conservatories and aquariums. Finally, under Knupp, Zoetis has established its increasingly global R&D presence in markets around the world, including a recent expansion in Suzhou, China.

About Zoetis

As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After nearly 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide—from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics, and technologies make a difference in over 100 countries. In 2020, Zoetis generated revenue of $6.7 billion with ~11,300 employees. For more, visit www.zoetis.com.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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